Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated May 11, 2022 in connection with their beneficial ownership of Eiger BioPharmaceuticals, Inc. Each of Seligman Tech Spectrum Offshore Fund, Columbia Seligman Technology and Information Fund and Columbia Management Investment Advisers, LLC authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Senior Vice President, Head of Global Operations

Columbia Management Investment Advisers, LLC

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Senior Vice President, Head of Global Operations

Seligman Tech Spectrum Offshore Fund

By:	/s/ David Litton
Name: David Litton
Title: Director

Columbia Seligman Technology and Information Fund

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Chief Financial Officer and Principal Financial Officer